Exhibit 32.1

CERTIFICATIONS OF

PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), John Celebi, President, Chief Executive Officer and Principal Financial Officer of Sensei Biotherapeutics, Inc. (the “Company”), and Josiah Craver, Senior Vice President of Finance of the Company, each hereby certifies that, to the best of his knowledge:

(1)
The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
(2)
The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has set his hand hereto as of the 5th day of August 2025.

/s/ John Celebi	/s/ Josiah Craver
John Celebi	Josiah Craver
President and Chief Executive Officer (Principal Executive Officer)	Senior Vice President of Finance (Principal Financial Officer and Accounting Officer)

* This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing